SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):             August 8, 2000
                                                              -----------------

                        American Southwest Holdings, Inc.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                                86-0800964
--------                                                ----------
(State or other          (Commission File Number)       (IRS Employer
jurisdiction                                            Identification
of incorporation)                                       Number)


c/o Blume Law Firm, P.C., 11811 N. Tatum Blvd., #1025, Phoenix, AZ    85028
---------------------------------                                     -----
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:       (602) 494-7976
                                                          --------------


ITEM 1. Changes in Control of Registrant.

None.

ITEM 2.  Acquisition or Disposition of Assets.

None.

ITEM 3. Bankruptcy or Receivership.

None.

ITEM 4.  Changes in Registrant's Certifying Accountant.

None.

ITEM 5.  Other Events.

     The Company's principal accountant has changed the name of their firm. They were formerly AFMB, P.L.L.C. (Ashworth, Francis, Mitchell & Brazelton, P.L.L.C.) and are now Ashworth, Mitchell & Brazelton, P.L.L.C. No other change has been made.

     Peter Raymond Holsworth was appointed to the Board of Directors on August 8, 2000 by affirmative vote of a majority of the Board of Directors, to serve until the next scheduled meeting of the shareholders of the Company. At the same time, Steven Liu was appointed as Vice President, China Corporate. Their biographies are printed below:

     Peter Raymond Holsworth, FCA, Director. Mr. Holsworth is a director of numerous private companies involved in commodity development, commodity trading, marketing, and international finance. During his business career, he has owned and managed successful businesses both domestically and internationally. Mr. Holsworth brings to the Company a wealth of experience and business contacts through his local and international associations. He has a great deal of experience doing business in China and is a member of the Institute of Chartered Accountants in Australia.

     Steven Liu, Vice President, China Corporate. Mr. Liu, originally from Beijing, China, has been based in Sydney, Australia, for the last 10 years. In China, he worked for the Central Governments Department of Foreign Economics and Trade. He has consulted for a wide range of businesses, including chemical, machinery, telecommunications, and oil.


ITEM 6.  Resignations of Registrant's Director's

None.

ITEM 7.  Financial Statements and Exhibits.

None.

ITEM 8.  Change in Fiscal Year.

None.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               AMERICAN SOUTHWEST HOLDINGS, INC.

                                               /s/ Alan Doyle
                                               --------------
                                               Alan Doyle, President

Date  August 18, 2000


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